Exhibit 16.1

April 10, 2013

Securities and Exchange Commission 450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Pronto Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated April 10, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC